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                                                                    Exhibit 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

   As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 25, 2000 on British Sky Broadcasting Group plc and subsidiaries' consolidated financial statements for the year ended June 30, 2000 (as filed on Form 6-K by The New Corporation Limited dated October 30, 2000 containing The News Corporation Limited's audited consolidated financial statements for the year ended June 30,
2000) and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN

London, England
November 30, 2000